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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 205499


                              --------------------


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): December 27, 2000
                                                         -----------------




                          CHARTER COMMUNICATIONS, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)



      000-27927                                                 43-1857213
      ---------                                                 ----------
Commission File Number                                      (Federal Employer
                                                          Identification Number)


12444 Powerscourt Drive - Suite 400
St. Louis, Missouri                                              63131
--------------------------------------------------               -----
(Address of Principal Executive Offices)                         (Zip Code)

(Registrant's telephone number, including area code)             (314) 965-0555









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ITEM 5.  OTHER ITEMS.

         Charter Communications Holdings, LLC ("Charter Holdings") and Charter Communications Holdings Capital Corporation, both beneficially owned subsidiaries of Charter Communications, Inc. (collectively, the "Issuers"), announced plans to raise $850.0 million in a private placement of senior and senior discount notes (the "Notes"). The net proceeds of the offering will be used to repay $272.5 million that remains outstanding under the August 2000 $1.0 billion senior bridge loan of Charter Holdings and to repay a portion of amounts outstanding under the revolving credit facilities of certain subsidiaries of the Issuers of the Notes.

         The Issuers plan to sell senior notes due 2008 and 2011, and senior discount notes due 2011 in early January 2001.

         A copy of the press release announcing the contemplated financing is being filed as Exhibit 99.1 with this report.




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ITEM 7.  EXHIBITS.

         (a)      Exhibits.

                  99.1     Press release dated December 27, 2000.*

----------------
*filed herewith


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       CHARTER COMMUNICATIONS, INC.,
                                       registrant




Dated December 27, 2000                By: /s/ KENT D. KALKWARF
                                           --------------------
                                           Name:   Kent D. Kalkwarf
                                           Title:  Senior Vice President and
                                                   Chief Financial Officer
                                                   (Principal Financial Officer
                                                   and Principal Accounting
                                                   Officer)




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                                  EXHIBIT INDEX

99.1     Press release dated December 27, 2000.